Exhibit 10.2

FIRST AMENDING AGREEMENT DATED AS OF MARCH 31, 2003.

                THIS FIRST AMENDING AGREEMENT is made as of March 31, 2003 among CASCADES INC., a corporation incorporated under the laws of the province of Quebec (“Cascades”), CASCADES BOXBOARD GROUP INC., a corporation incorporated under the laws of Canada (“Boxboard”), CASCADES SPG HOLDING INC., a corporation incorporated under the laws of the State of Delaware (“Cascades US”), CASCADES BOXBOARD U.S., INC., a corporation incorporated under the laws of the State of Delaware (“Boxboard US”), CASCADES G.P.S. S.A., a corporation incorporated under the laws of France (“Cascades Europe”), CASCADES S.A., a corporation incorporated under the laws of France (“Boxboard Europe”) and CASCADES ARNSBERG GMBH, a corporation incorporated under the laws of Germany (“Boxboard Germany”) (each a “Borrower” and, collectively the “Borrowers”), THE BANK OF NOVA SCOTIA, a Canadian bank, as administrative agent and collateral agent (in such capacity, the “Agent”), and the financial institutions parties to the Credit Agreement referred to below as Lenders.

RECITALS

A.            Each of the Borrowers, the Agent and the Lenders is party to a credit agreement dated as of February 5, 2003 (the “Credit Agreement”).

B.            The parties wish to amend the Credit Agreement to provide that Boxboard, Boxboard US and Boxboard Europe will cease to be “Borrowers” thereunder and also to remove the provisions limiting the amount of certain obligations of the members of the Boxboard Group.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.             Interpretation

1.1           Capitalized terms used herein and defined in the Credit Agreement have the meanings ascribed to them in the Credit Agreement unless otherwise defined herein.

1.2           Any reference to the Credit Agreement in any Credit Document refers to the Credit Agreement as amended hereby.

2.             Amendments to the Credit Agreement

2.1           Each of Boxboard, Boxboard US and Boxboard Europe is no longer entitled to borrow under the Credit Agreement. Therefore:

(a)           Tranche A ceases to be available to Boxboard, Tranche B ceases to be available to Boxboard US and Tranche C ceases to be available to Boxboard Europe, and the applicable provisions of the Credit Agreement are amended accordingly; and

(b)           Subject to Section 2.4 hereof, the term Borrowers as used in the Credit Agreement no longer includes or refers to Boxboard, Boxboard US and Boxboard Europe.

2.2           Each of Boxboard and Boxboard US becomes a Designated Subsidiary, and Schedule ”B” to the Credit Agreement is amended by adding their name to the List of Designated Subsidiaries.

2.3           Sections 2.1(d), 2.5(b) and 10.7(a) of the Credit Agreement are deleted.

2.4           For greater certainty, Section 2.1 hereof is not intended to amend or reduce the scope of the provisions of the Credit Agreement and of any other Credit Document relating to the obligations of Boxboard and Boxboard US with respect to Security granted or to be granted by them for the obligations of the other Borrowers. Accordingly, any such provision and any Security granted by Boxboard and Boxboard US remain in full force and effect, notwithstanding that any Security Document may have been executed by any of them as “Borrower” or that any applicable provision of any Credit Document makes reference to or describes either of them as a “Borrower”.

3.             Liability of the Boxboard Group

Boxboard represents and warrants to the Agent and the Lenders that all notes which were outstanding under the Boxboard Indenture have been redeemed or repaid. Accordingly, Boxboard confirms that the provisions of the Security Documents that correspond to Section 10.7(a) of the Credit Agreement are no longer in effect.

4.             Conditions Precedent

Prior to or concurrently upon the execution of this Agreement, each of the Borrowers must have delivered to the Agent a copy of the documents evidencing the authority of the persons herein acting on behalf of such Borrower.

5.             Cost and Expenses

The Borrowers agree to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and administration of this Agreement including, without limitation, the reasonable fees and expenses of counsel for the Agent.

6.             Execution by the Agent

This Agreement is executed by the Agent on behalf of the Lenders. The Agent confirms that all Lenders have consented to the provision hereof.

7.             Counterparts

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier will be effective as delivery of a manually executed counterpart of this Agreement.

8.             Governing Law

This Agreement is governed by, and construed in accordance with, the laws of the Province of Quebec and of the laws of Canada applicable therein.

9.             Effectiveness

This Agreement will be effective as of March 31, 2003, except that for the purposes of Article 15 of the Credit Agreement, Section 2.1 hereof will be deemed to have come into effect as of February 28, 2003.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

CASCADES INC.

Per:	(s) Laurent Lemaire

CASCADES BOXBOARD GROUP INC.

Per:	(s) Laurent Lemaire

CASCADES SPG HOLDING INC.

Per:	(s) Mario Plourde

CASCADES BOXBOARD U.S., INC.

Per:	(s) Laurent Lemaire

CASCADES G.P.S. S.A.

Per:	(s) Mario Plourde

CASCADES S.A.

Per:	(s) Laurent Lemaire

CASCADES ARNSBERG GMBH

Per:	(s) Laurent Lemaire

THE BANK OF NOVA SCOTIA, as Agent

Per:	(s) Anuj Dhawan